BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

040105

Filed in the office of	Document Number
Barbara K. Cegavske	20150170639-34
Secretary of State	Filing Date and Time: 04/15/2015 11:10 AM
State of Nevada	Entity Number: E0188222015-2

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: OS SUPPORT, INC.

2. Registered Agent for Service of Process: (check only one box)

- [X] Commercial Registered Agent: STATE AGENT AND TRANSFER SYNDICATE, INC. (Name)
- [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity:

Street Address: City: Nevada Zip Code:

Mailing Address (if different from street address): City: Nevada Zip Code:

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 75,000,000 | Par value per share: $ .001 | Number of shares without par value:

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) PARAMJIT SINGH MANN (Name)
112 NORTH CURRY STREET (Street Address) | CARSON CITY (City) | NV (State) | 89703 (Zip Code)

2) (Name)
(Street Address) | (City) | (State) | (Zip Code)

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be:

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

State Agent and Transfer Syndicate, Inc. (Name) | X [signature] (Incorporator Signature)

112 North Curry Street (Address) | Carson City (City) | NV (State) | 89703 (Zip Code)

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature] (Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity) | April 14, 2015 (Date)

This form must be accompanied by appropriate fees.